EXHIBIT 99.1

[PROSOFTTRAINING LOGO]	Contact:	Investor Relations
ProsoftTraining
602-794-4101
investors@prosofttraining.com

Phoenix, Arizona – October 21, 2003 - ProsoftTraining (Nasdaq: POSO) today announced that a Nasdaq Listing Qualifications Panel has granted the Company an exception to the $1.00 minimum bid price requirement to allow for further developments in the U.S. Securities and Exchange Commission rule-making process. The exception extends through December 1, 2003. The Panel determination was made based upon Prosoft’s current compliance with all requirements for initial listing other than bid price. Nasdaq recently amended a prior filing with the SEC seeking to modify the compliance period rules for issuers seeking to regain compliance with the Nasdaq minimum bid price requirement.

This press release contains forward-looking information relating to the Company’s continued listing on the Nasdaq SmallCap Market. Investors should consider this fact along with other risk factors identified in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K.

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